Exhibit 10.20

EXECUTION VERSION

TERMINATION OF FORBEARANCE AGREEMENT

This TERMINATION OF FORBEARANCE AGREEMENT (this “Agreement”) is dated as of May 3, 2016, and effective as of April 29, 2016, by and among VALERITAS, INC., a Delaware corporation (the “Borrower”), and VALERITAS SECURITY CORPORATION, a Delaware corporation, as a Guarantor (as such term is defined in the Credit Agreement) and the undersigned Lenders.

RECITALS

A. The Borrower, the Guarantor, the Control Agent and the other Lenders signatory thereto have entered into that certain Amended and Restated Term Loan Agreement dated as of August 5, 2014 (as amended from time to time, the “Credit Agreement” and together with all other agreements, instruments and documents executed in connection therewith, the “Loan Documents”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

B. As April 3, 2015, certain Events of Default (as defined in the Credit Agreement) had occurred and were continuing (the “Designated Defaults”). On May 18, 2015, the Borrower, Guarantor, Control Agent and Lenders entered into a Limited Forbearance Agreement, as amended by that certain Amendment No.1 to Limited Forbearance Agreement, dated as of September 28, 2015, that certain Amendment No.2 to Limited Forbearance Agreement, dated as of November 13, 2015, that certain Amendment No.3 to Limited Forbearance Agreement, dated as of December 21, 2015, that certain Amendment No.4 to Limited Forbearance Agreement, dated as of January 29, 2016 and that certain Amendment No.5 to Limited Forbearance Agreement, dated as of March 25, 2016 (as so amended, the “Forbearance Agreement”), pursuant to which subject to the terms and conditions set forth in the Forbearance Agreement, the Lenders and the Control Agent agreed to temporarily forbear from further exercising their rights and remedies under the Credit Agreement and/or the Loan Documents with respect to the Designated Defaults. All capitalized terms not otherwise defined herein shall have the same meanings assigned to such terms in the Forbearance Agreement.

C. Effective as of April 29, 2016, pursuant to the Second Amended and Restated Term Loan Agreement, dated May 3, 2016, the Lenders and the Control Agent amended and restated the Loans to the Borrower on the terms and subject to the conditions set forth therein.

D. Pursuant to Section 3 of the Forbearance Agreement, the Forbearance Period terminates upon the occurrence of, among other things, the effective date of the amendment and restatement of the Credit Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Termination.

a. Pursuant to the terms of the Forbearance Agreement, the Borrower, Guarantor, Lenders and Control Agent hereby terminate the Forbearance Agreement and acknowledge that the Forbearance Agreement is terminated.

b. The effectiveness of Section 1 of this Agreement is expressly conditioned upon (i) the receipt by the Lenders of this Agreement, duly executed and delivered by the parties hereto, and the Second Amended and Restated Term Loan Agreement, duly executed and delivered by the parties thereto, and (ii) the occurrence of the Effective Date of the Second Amended and Restated Term Loan Agreement, as such term is defined therein.

2. Release.

a. Borrower, Guarantor, and their Affiliates (each a “Releasing Party”) each hereby absolutely and unconditionally releases and forever discharges the Control Agent and each other Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, consultants, representatives and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands, defenses or causes of action of any kind, nature or description relating to or arising out of or in connection with or as a result of any of the Forbearance Agreement or any agreement related thereto, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Releasing Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands, defenses, and causes of action are matured or unmatured, known or unknown, contingent, liquidated, or otherwise. It is the intention of each Releasing Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified. Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, defenses, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

b. Each Releasing Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Releasing Party pursuant to the above release. If any Releasing Party, or any of their successors, assigns or other legal representations violates the foregoing covenant, each Releasing Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

c. In connection with the releases granted herein, to the extent applicable, the Releasing Parties expressly waive any and all rights conferred upon them by the provisions of Section 1542 of the Civil Code of California and/or any other federal or state statute or common law principle of similar effect. Section 1542 of the Civil Code of California reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Releasing Parties understand and acknowledge the significance and consequence of their waiver of Section 1542 of the California Civil Code, as well as any other federal or state statute or common law principle of similar effect.

3. Representations and Warranties: The Borrower, Guarantor, Lenders and Control Agent each represent and warrant to each other party that, as of the effective date of this Agreement: (a) it has the power and authority to execute, deliver and perform this Agreement and has taken all necessary action (including, without limitation, obtaining approval of its stockholders, if necessary) to authorize its execution, delivery and performance of this Agreement; (b) no consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with its execution, delivery and performance of this Agreement, except for those already duly obtained; (c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability; (d) execution, delivery or performance of this Agreement does not (i) contravene the terms of any of its organization documents; (ii) conflict with or constitute a violation or breach of, or constitute a default under, any contract to which it is a party or by which it is bound; or (iii) violate any requirement of law in any material respect.

4. Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the Borrower, the Guarantor, the Control Agent and the other Lenders and their respective successors and assigns, and there shall be no third party beneficiaries (other than the Released Parties) of any of the terms and provisions of this Agreement.

(b) Entire Agreement. This Agreement constitutes the entire agreement of the signing parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof. There are no oral or implied obligations of the Control Agent or the other Lenders to any third party in connection with this Agreement.

(c) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d) Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed signature page to this Agreement.

(e) Incorporation of Second Amended and Restated Term Loan Agreement. The provisions contained in Sections 12.09 (Governing Law), 12.10 (Jurisdiction, Service of Process and Venue), 12.11 (Waiver of Jury Trial) and 12.12 (Waiver of Immunity) of the Second Amended and Restated Term Loan Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Agreement rather than the Second Amended and Restated Term Loan Agreement.

(f) Further Assurances. The parties hereto agree to take all further actions and execute all further documents as may from time to time be reasonably requested by another party hereto for the purpose of carrying out the transactions contemplated by this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER: VALERITAS, INC.

By:	/s/ John Timberlake
Name: John Timberlake
Title: Chief Executive Officer

GUARANTOR: VALERITAS SECURITY CORPORATION

By:	/s/ John Timberlake
Name: John Timberlake
Title: President

[Signature Page to Termination of Forbearance Agreement]

LENDERS: CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CAPITAL ROYALTY PARTNERS II–PARALLEL FUND “A” L.P.
By CAPITAL ROYALTY PARTNERS II–PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II–PARALLEL FUND “A” GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

[Signature Page to Termination of Forbearance Agreement]

CAPITAL ROYALTY PARTNERS II (CAYMAN) L.P.
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS: Nicole Nesson
Name: Nicole Nesson

CAPITAL ROYALTY PARTNERS II–PARALLEL FUND “B” (CAYMAN) L.P.
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS: /s/ Nicole Nesson
Name: Nicole Nesson

[Signature Page to Termination of Forbearance Agreement]